UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation )	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)      Compensatory Arrangements of Certain Officers.
          Pursuant to the performance and retention arrangements entered into by Yahoo! Inc. (the “Company”) with Susan L. Decker, the head of the Company’s Advertiser and Publisher Group and the Company’s Executive Vice President, Finance and Administration, and Chief Financial Officer, and Farzad Nazem, the Company’s Executive Vice President, Engineering and Site Operations, and Chief Technical Officer, in May 2006, Ms. Decker is eligible to receive an annual target cash bonus of $1 million for each of 2006 through 2009 and Mr. Nazem is eligible to receive an annual target cash bonus of $1 million for each of 2006 and 2007. On March 23, 2007, the Compensation Committee of the Company’s Board of Directors approved a cash bonus of $850,000 for Ms. Decker for 2006 and a cash bonus of $700,000 for Mr. Nazem for 2006. In addition, the Compensation Committee approved a discretionary cash bonus of $200,000 for 2006 for Michael J. Callahan, the Company’s Senior Vice President, General Counsel and Secretary, and increased Mr. Callahan’s annual rate of base salary to $360,000.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
Date: March 29, 2007		Michael J. Callahan
Senior Vice President, General Counsel and Secretary

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